EXHIBIT 21

                              LIST OF SUBSIDIARIES

                        OMEGA HEALTHCARE INVESTORS, INC.

                                                                 Jurisdiction of
              Names                                            Incorporation
              -----                                           ---------------
Bayside Street, Inc.........................................   Maryland
Bayside Street II, Inc......................................   Delaware
Care Holdings, Inc..........................................   Maryland
Colorado Lessor - Conifer, Inc..............................   Maryland
Delta Investors I, LLC......................................   Maryland
Delta Investors II, LLC.....................................   Maryland
Indiana Lessor - Wellington Manor, Inc......................   Maryland
Indiana Lessor - Three Facilities, Inc......................   Maryland
Jefferson Clark, Inc........................................   Maryland
Long Term Care Associates - Indiana, Inc....................   Indiana
Long Term Care Associates - Illinois, Inc...................   Illinois
Long Term Care Associates - Michigan, Inc...................   Michigan
Long Term Care Associates - North Carolina, Inc.............   North Carolina
Long Term Care Associates - Texas, Inc......................   Texas
NRS Ventures, LLC...........................................   Kentucky
OHI (Clemmons), Inc.........................................   North Carolina
OHI (Connecticut), Inc. ....................................   Connecticut
OHI (Florida), Inc..........................................   Florida
OHI (Greensboro), Inc.......................................   North Carolina
OHI (Illinois), Inc.........................................   Illinois
OHI (Indiana), Inc..........................................   Indiana
OHI (Iowa), Inc.............................................   Iowa
OHI (Kansas), Inc...........................................   Kansas
OHI of Kentucky, Inc. ......................................   Maryland
OHI of Texas, Inc. .........................................   Maryland
OHIMA, Inc. ................................................   Massachusetts
OHI Sunshine, Inc...........................................   Florida
Omega (Kansas), Inc. .......................................   Kansas
Omega TRS I, Inc............................................   Maryland
OS Leasing Company..........................................   Kentucky
Sterling Acquisition Corp...................................   Kentucky
Sterling Acquisition Corp. II...............................   Kentucky
Texas Lessor - Stonegate GP, Inc............................   Maryland
Texas Lessor - Stonegate Limited, Inc.......................   Maryland
Texas Lessor - Treemont, Inc................................   Maryland
Arizona Lessor - Infinia, Inc...............................   Maryland
Sigma Investors, LLC........................................   Maryland
OHI Capital, LLC............................................   Delaware
Indiana Lessor - Jeffersonville Inc.........................   Maryland
Florida - Lessor Lakeland Inc...............................   Maryland
Florida - Lessor - Emerald Inc.............................    Maryland